Exhibit 4.7

                        PROVIDENT FINANCIAL GROUP, INC.

                                      2000
                           Employee Stock Option Plan

                                    ARTICLE 1

                                   OBJECTIVES

     Provident Financial Group, Inc. ("Provident") has established this Stock Option Plan effective January 20, 2000, as an incentive to the attraction and retention of dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting Provident's objectives and to encourage ownership of Provident Common Stock by employees.

                                    ARTICLE 2

                                   DEFINITIONS

          2.1 For purposes of the Plan, the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

               A. "Code" means the Internal Revenue Code of 1986.

               B. "Date of Exercise" means the date on which Provident has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price or a copy of irrevocable directions to a broker-dealer to deliver the Option Price to Provident pursuant to Section 7.2 hereof.

               C. "Date of Grant" means the date on which the Committee makes an award of an Option.

               D. "Eligible Employee" means any individual who performs services for Provident and is treated as an Employee for federal income tax purposes, with the exception of executive officers of Provident.

               E. "Effective Date" means January 20, 2000.

               F. "Fair  Market  Value" means the average of the closing bid and asked prices for a Share reported on any stock exchange or over-the-counter trading system on which Shares are trading on the last trading date prior to a specified date.

               G. "Option" means the right to purchase a stated number of Shares at a specified price. The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate.

               H. "Option Price" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 95% of the Fair Market Value of a Share on the Date of Grant.

               I. "Permanent and Total Disability" shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

               J. "Plan" means this 2000 Employee Stock Option Plan as it may be amended.

               K. "Provident" means Provident Financial Group, Inc. and any subsidiary of Provident, as the term "subsidiary" is defined in
          Section 424(f) of the Code.

               L. "Share" means one share of the Common Stock of Provident.

                                    ARTICLE 3

                                 ADMINISTRATION

          3.1 The Plan shall be administered by a committee designated by the Board of Directors of Provident. The Committee shall be comprised of one or more directors.

          3.2 Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

               A. Grant Options on such terms and conditions consistent with this Plan as the Committee shall determine;

               B. Interpret the provisions of the Plan and decide all questions of fact arising in its application; and

               C. Prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

          3.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

          3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder, and to the extent permitted by law, all members shall be indemnified by Provident for any liability and expenses which may occur from any claim or cause of action.

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                                    ARTICLE 4

                             SHARES SUBJECT TO PLAN

     The number of Shares that may be made subject to Options granted under the Plan is 800,000. Upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

                                   ARTICLE 5

                               GRANTING OF OPTIONS

     The Committee may, from time to time, prior to January 20, 2010, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                                    ARTICLE 6

                                TERMS OF OPTIONS

          6.1 Each Option shall be for a term of from one to ten years from the Date of Grant and may not be exercised during the first twelve months of the term of said Option. Commencing on the first anniversary of the Date of Grant of an Option, the Option may be exercised for 20% of the total Shares covered by the Option with an additional 20% of the total Shares covered by the Option becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent. This right of exercise shall be cumulative and shall be exercisable in whole or in part. The Committee may establish a different exercise schedule and impose other conditions upon exercise for any particular Option or groups of Options. The Committee in its sole discretion may permit particular holders of Options to exercise an Option to a greater extent than provided in such Option.

          6.2 In the event of the dissolution or liquidation of Provident or any merger, other than a merger for the purpose of the redomestication of Provident not involving a change in control, consolidation, exchange or other transaction in which Provident is not the surviving corporation or in which the outstanding Shares of Provident are converted into cash, other securities or other property, each outstanding Option shall automatically become fully vested and fully exercisable immediately prior to such event. Thereafter the holder of each such Option shall, upon exercise of the Option, receive, in lieu of the stock or other securities and property receivable upon exercise of the Option prior to such transaction, the stock or other securities or property to which such holder would have been entitled upon consummation of such transaction if such holder had exercised such Option immediately prior to such transaction.

          6.3 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of Provident or to interfere in any way with the right of Provident to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of Provident, the Option shall not be affected by any change of the employee's duties or position.


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                                    ARTICLE 7

                               EXERCISE OF OPTIONS

          7.1 Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to Provident, Attention Stock Options Administrator, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased and any withholding taxes.

          7.2 An Option may also be exercised by delivering a written notice of exercise to Provident, Attention Stock Options Administrator, accompanied by irrevocable instructions to deliver shares to a broker-dealer acceptable to Provident and a copy of irrevocable instructions to the broker-dealer to deliver the Option Price and any withholding taxes to Provident.

                                    ARTICLE 8

                             PAYMENT OF OPTION PRICE

          8.1 In the sole discretion of the Committee, Payment of the Option Price and any withholding taxes may be made in cash, by the tender of Shares, or both. Shares tendered shall be valued at their Fair Market Value.

          8.2 Payment through tender of Shares may be made by instruction from the Optionee to Provident to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised and any withholding taxes.

                                    ARTICLE 9

                            TRANSFERABILITY OF OPTION

          9.1 During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution.

          9.2 Notwithstanding the above, the Committee may establish or modify the terms of the Option to allow the Option to be transferred at the request of the grantee of the Option to trusts established by the grantee or as to which the grantee is a grantor or to family members of the grantee or otherwise for personal and tax planning purposes of the grantee. If the Committee allows such transfer, such Options shall not be exercisable for a period of six months following the action of the Committee.

                                   ARTICLE 10

                             TERMINATION OF OPTIONS

          10.1 An Option will terminate as follows:

               A. Upon exercise or expiration by its terms.

               B. If the grantee of an Option dies or becomes subject to a Permanent and Total Disability while employed by Provident or within ninety (90) days after termination of employment for any reason, such Option may be exercised at any time within one year after the date of termination of employment. Options may be exercised by that person's estate or guardian or by those persons to whom the Option may have been transferred pursuant to Article 9 hereof.

               C. If the grantee of an Option terminates employment with Provident through Retirement, such Option may be exercised at any time within two years after the date of termination of employment, provided the grantee has been employed by Provident for at least 10 full years, and if the grantee has been employed by Provident for less than 10 full years, such Option may be exercised at any time within one year after the date of termination.

               D. If the grantee of an Option is terminated from employment with Provident for cause, such Option shall terminate immediately. "Cause" shall include, without limitation, the use of illegal drugs, the commission of a criminal act, or willful violations of Provident's policy prohibiting employees from disposing of Shares for personal gain based on knowledge of Provident's activities or results when such information is not available to the general public.

               E. In all other cases, upon termination of employment of the grantee with Provident, the then-exercisable portion of any Option will terminate on the 45th day after the date of termination. The portion not exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by Provident shall not be deemed to be termination of employment.

     10.2 The Committee, in its discretion, may as to any particular outstanding Option or upon the grant of any Option, establish terms and conditions which are different from those otherwise contained in this Article 10, by, without limitation, providing that upon termination of employment for any designated reason, vesting may occur in whole or in part at such time and that such Option may be exercised for any period during the remaining term of the Option, not to exceed three years from the termination of employment.

     10.3 Except as provided in Article 11 hereof, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the grantee or his beneficiaries, heirs or assigns, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated. In addition, notwithstanding anything contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.

                                   ARTICLE 11

                     ADJUSTMENTS TO SHARES AND OPTION PRICE

     11.1 In the event of changes in the outstanding Common Stock of Provident as a result of stock dividends, stock splits, reclassifications, reorganizations, redesignations, mergers, consolidations, recapitalizations, combinations or exchanges of Shares, or other such changes, the number and class of Shares for all purposes covered by the Plan and number and class of Shares and price per Share for each outstanding Option covered by the Plan shall be appropriately adjusted by the Committee.

     11.2 The Committee shall make  appropriate  adjustments in the Option Price
to  reflect  any   spin-off  of  assets,   extraordinary   dividends   or  other
distributions to shareholders.

                                   ARTICLE 12

                                OPTION AGREEMENTS

     12.1 All Options granted under the Plan shall be evidenced by a written instrument in such form or forms as the Committee in its sole discretion may determine.

     12.2 Each optionee, by acceptance of an Option under this Plan, shall be deemed to have consented to be bound, on the optionee's own behalf and on behalf of the optionee's heirs, assigns and legal representatives, by all terms and conditions of this Plan.

                                   ARTICLE 13

                        AMENDMENT OR TERMINATION OF PLAN

     13.1 The Board of Directors of Provident may at any time amend, suspend, or terminate the Plan.

     13.2 No amendment or termination of the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

     13.3 This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with this Article 13; provided, however, that it shall otherwise terminate and no options shall be granted ten years after the Effective Date.

                                   ARTICLE 14

                                 EFFECTIVE DATE

     This Plan shall become effective on January 20, 2000, having been adopted by the Board of Directors of Provident on such date.

                                   ARTICLE 15

                                  MISCELLANEOUS

     15.1 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option but in no event shall Provident be obligated to issue certificates more often than once each quarter of each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of Provident with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until Provident, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which Provident securities may then be listed as well as any other requirements of law.